SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934.

                                November 30, 2001
                                -------- --- ----
                Date of Report (Date of earliest event reported)


                            CCC GLOBALCOM CORPORATION
                            --- --------- -----------
           (Name of Small Business Issuer as specified in its charter)

           Nevada                                          36-36939936
           ------                                          -----------
           (State or other jurisdiction of                 (I.R.S. employer
           incorporation or organization                   identification No.)

                           SEC File Number 33-30365-C

               1250 Wood Branch Park Drive, 6th Floor, Houston, TX
                 77079 (Address of principal executive offices)

         Registrant's telephone no., including area code: (281) 529-4600
         ------------ --------- ---- --------- ---- ----- ----- --------




          (Former name or former address, if changed since last report)

Item 2.   Acquisitions or Disposition of Assets

     CCC GlobalCom Corporation ("CCC GlobalCom") (OTCBB: CCGC), is a telecommunications holding company headquartered in Houston, Texas. CCC GlobalCom is a facilities-based integrated communications provider offering a full range of communications services to commercial and residential customers, while providing for a single point of contact through bundled billing services.

     In December 2001, CCC GlobalCom filed a Form 8-K to report that on November 30, 2001, CCC GlobalCom, through its wholly-owned subsidiary, Ciera Network Systems, Inc., acquired substantially all of the assets of Incomnet Communications Corp (Incomnet). Incomnet is a long distance service reseller authorized to conduct business in 49 states. In addition to long distance telephone service, Incomnet offers, through a strategic partnership with Qwest, sales, high-speed Internet access and web hosting, Virtual Private Networks, Frame Relay/ATM, Internet based unified messaging, ISDN and xDSL services.

     The assets acquired included, but are not limited to:

     1. Substantially all of the fixed assets (including all machinery, equipment, furniture, fixtures, supplies and materials) owned by Incomnet;

     2. All work in process and unbilled receivables of Incomnet;

     3. All security deposits with landlord or other parties to Assumed Contracts, notes receivables and other obligations owing to Incomnet;

     4. Incomnet's Long Distance (LD) subscriber base;

     5. All customers lists and contract rights of Incomnet, including, without limitation, all written or oral letters of agency of all local and long distance customers of Incomnet;

     6. All rights possessed or utilized by Incomnet with respect to all computer hardware and computer software owned, leased, licensed or otherwise utilized by Incomnet, except for those assets specifically excluded;

     7. All rights possessed or utilized by Incomnet with respect to all existing or pending trade names, trade marks, service marks, copyrights, patents and other intellectual property and all marketing literature and other materials owned, licensed or otherwise utilized by Incomnet;

     8. All  existing  books  and  records  of  Incomnet,   including,  without
limitation, all of the books and records relating to the Incomnet customer lists;

     9. All licenses, permits and certifications owned and/or held by Incomnet;

     10. All goodwill of Incomnet;

     11. Incomnet's name, Incomnet, and any derivative thereof, its logo, assumed name or names of Incomnet, along with any common law, state or federal trademark rights to said names(s), logos or marks;

     12. Incomnet's interest in various assumed contracts;

     13. All web sites, URL's and domain names of Incomnet; and

     14. All cash, any rights of Incomnet to receive refunds of cash from any party, bank accounts, deposit accounts, negotiable instruments, or any kind, wherever located and property Incomnet, wherever located, except as specifically excluded.

     The purchase price for the acquired assets was approximately $5,995,000, payable as follows: (1) $1,750,000 cash at closing from the proceeds from a revolving line of credit from RFC Capital; (2) 125,000 shares of CCC GlobalCom common stock, (3) a note payable for $750,000, bearing interest at 8% maturing on May 30, 2002, and (4) the assumption of certain liabilities of Incomnet.

Item 7. Financial Statements and Exhibits

     A. Financial Statements. As of the date of the initial Form 8-K filing relating to the acquisition described in Item 2, it was impractical for CCC GlobalCom to provide the financial statements required by this Item 7(a). Attached hereto are the following financial statements:

      Proforma Combined Balance Sheet dated September 30, 2001
      Proforma Combined Statement of Operations for the Nine Months Ended
            September 30, 2001
      Proforma Statement of Operations for the Year Ended December 31, 2000 Incomnet Communications Corporation Balance Sheet Dated December 31, 2000 Incomnet Communications Corporation Statement of Operations for the Period
            from May 23, 2000 to December 31, 2000, and the Period from January 1, 2000 to May 22, 2000 and the Year Ended December 31, 1999

      Incomnet Communications Corporation Statement of Stockholders' Deficit for
            the Period from May 23, 2000 to December 31, 2000, and the Period from January 1, 2000 to May 22, 2000 and the Year Ended December 31, 1999
      Incomnet Communications Corporation Statement of Cash Flows for the Period from May 23, 2000 to December 31, 2000, and the Period from January 1, 2000 to May 22, 2000 and the Year Ended December 31, 1999

      B.   Exhibits.

      10.1   Asset Purchase Agreement *
      10.2   Promissory Note *

      * previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 13, 2002                  CCC GLOBALCOM CORPORATION


                                          By /s/   Z. A. Hakim
                                             -----------------
                                                   Z. A. Hakim, CEO

                                         Pro Forma Combined Financial Statements











On November 30, 2001, CCC GlobalCom Corporation (CCC) acquired selected assets of Incomnet Communications Corporation (Incomnet) in exchange for cash, a note payable, CCC GlobalCom stock and the assumption of certain liabilities and obligations for a total of approximately $5,995,000. The following unaudited pro forma combined financial statements are presented as though the transaction occurred on January 1, 2000 for the statements of operations and September 30, 2001 for the balance sheet. The pro forma financial statements aggregate the balance sheet of CCC as of September 30, 2001 and the related statements of operations as of the year ended December 31, 2000, and nine months ended September 30, 2001 and the balance sheet of Incomnet as of September 30, 2001 and the related statements of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001. The pro forma combined balance sheet and statements of operations used management assumptions as described in the notes and the historical financial information available at September 30, 2001. The totals for CCC in the pro forma combined statements of operations include the pro forma information as if it had occurred January 1, 2000 for the Equalnet acquisition, which occurred on April 5, 2001. The details for CCC in the pro forma combined statement of operations include the pro forma information for Omniplex as if it had occurred January 1, 2000, except for its operations for the period July 1, 2001 through September 10, 2001. The records are not available for that period. The format and amounts used in these pro forma financial statements are based on financial statements and subsequent unaudited financial information.

The pro forma combined financial statements are not necessarily indicative of the combined balance sheet and statements of operations which might have existed for the periods indicated or the results of operations as they may be now or in the future.

                                                Pro Forma Combined Balance Sheet

                                                  September 30, 2001 (Unaudited)
--------------------------------------------------------------------------------
                                          Incomnet    Pro forma
                              CCC         Communi-    Adjustments
                              GlobalCom   cations     Increase        Pro forma
                              Corporation Corporation (Decrease)      Combined
                              -------------------------------------------------
Assets

Current assets:
  Cash                        $   171,000 $  560,000 $(2,025,000)(1) $  456,000
                                                       1,750,000 (3)
  Accounts receivable, net      5,957,000  1,801,000    (279,000)(1)  7,479,000
  Other current assets            343,000    624,000    (470,000)(1)    497,000
                              -------------------------------------------------

      Total current assets      6,471,000  2,985,000  (1,024,000)     8,432,000

Property and equipment, net     2,604,000  4,275,000    (526,000)(1)  6,353,000
Other assets                           -     376,000     (90,000)(1)    286,000
Intangible assets, net          8,998,000         -          -        8,998,000
                              -------------------------------------------------

      Total assets            $18,073,000 $7,636,000 $(1,640,000)   $24,069,000
                              -------------------------------------------------
-------------------------------------------------------------------------------

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
  Accounts payable            $ 1,379,000 $  482,000 $  (78,000)(1) $ 1,783,000
  Accrued liabilities             631,000  2,107,000 (1,003,000)(1)   1,735,000
  Deferred income                  97,000    456,000   (135,000)(1)     418,000
  Note payable                         -          -     750,000 (1)     750,000
  Current portion of
    long-term obligations              -   3,384,000 (2,886,000)(1)(2)  498,000
  Revolving credit lines       16,113,000 11,259,000 (9,509,000)(2)(3)17,863,000
                              -------------------------------------------------

    Total current liabilities  18,220,000 17,688,000(12,861,000)     23,047,000

  Long-term debt                    8,000  8,144,000 (7,475,000)(1)(2)  677,000
                              -------------------------------------------------

    Total liabilities         18,228,000  25,832,000(20,336,000)     23,724,000
                              -------------------------------------------------
Stockholders' equity
(deficit):
  Common stock, 100,000,000
    shares authorized 32,891,079
    shares issued and outstanding,
    $.001 par value               33,000       5,000     (5,000)(1)(2)   33,000
  Additional paid-in-capital   6,476,000          -     500,000 (1)(2)6,976,000
  Accumulated deficit         (6,664,000)(18,201,000)18,201,000 (2)  (6,664,000)
                              -------------------------------------------------

    Total stockholders'
      equity (deficit)          (155,000)(18,196,000)18,696,000         345,000
                              -------------------------------------------------

    Total liabilities and
      stockholders'
      equity (deficit)       $18,073,000 $ 7,636,000$(1,640,000)    $24,069,000
                             ==================================================

                                                Pro Forma Combined Balance Sheet
                                                                       Continued
--------------------------------------------------------------------------------




(1) To record purchase of Incomnet Communications Corporation assets and assumption of liabilities by CCC GlobalCom Corporation.

(2) To eliminate liabilities not assumed by CCC GlobalCom Corporation and eliminate the equity of Incomnet Communications Corporation.

(3) To record loan proceeds of $1,750,000 used by CCC GlobalCom Corporation to purchase the assets of Incomnet Communications Corporation.

(4) To eliminate interest expense related to debt not assumed by CCC GlobalCom Corporation.

                                      Pro Forma Combined Statement of Operations

                                Nine Months Ended September 30, 2001 (Unaudited)
--------------------------------------------------------------------------------




                                          Incomnet    Pro forma
                              CCC         Communi-    Adjustments
                              GlobalCom   cations     Increase        Pro forma
                              Corporation Corporation (Decrease)      Combined
                              -------------------------------------------------
Sales                         $18,810,000 $12,560,000 $      -    $  31,370,000
Cost of sales                  12,609,000   8,174,000        -       20,783,000
                              -------------------------------------------------
  Gross profit                  6,201,000   4,386,000        -       10,587,000

General and administrative
  expense                      13,322,000  11,923,000        -       25,245,000
                              -------------------------------------------------

  Operating loss               (7,121,000) (7,537,000)       -      (14,658,000)

Other income (expense):
  Interest expense             (1,610,000) (1,193,000)  993,000 (4)  (1,810,000)
  Other income                     24,000     259,000        -          283,000
                              -------------------------------------------------

  Loss before income taxes     (8,707,000) (8,471,000)  993,000     (16,185,000)

Income tax benefit                     -           -         -               -
                              -------------------------------------------------

  Net loss                    $(8,707,000)$(8,471,000)  993,000    $(16,185,000)
                              -------------------------------------------------

Net loss per common share -
  basic and diluted                                                $       (.49)
                                                                   ============

Weighted average shares
  outstanding                                                        32,766,000
                                                                   ============

                                      Pro Forma Combined Statement of Operations

                                                    Year Ended December 31, 2000
--------------------------------------------------------------------------------


                                          Incomnet    Pro forma
                              CCC         Communi-    Adjustments
                              GlobalCom   cations     Increase        Pro forma
                              Corporation Corporation (Decrease)      Combined
                              -------------------------------------------------
Sales                         $36,853,000 $20,228,000 $        -   $ 57,081,000
Cost of sales                  30,129,000  10,831,000          -     40,960,000
                              -------------------------------------------------
  Gross profit                  6,724,000   9,397,000          -     16,121,000

Selling, general and
 administrative expense        35,870,000  13,222,000          -     49,092,000
Depreciation and amortization     637,000   2,403,000          -      3,040,000
                              -------------------------------------------------
  Operating loss              (29,783,000  (6,228,000)         -    (36,011,000)

Other income (expense):
  Interest expense             (2,577,000)   (995,000)    645,000 (4)(2,927,000)
  Related party interest
   payable to Parent             (653,000)         -           -       (653,000)
  Other income (expense), net      50,000    (837,000)         -       (787,000)
                              -------------------------------------------------
  Loss before income taxes    (32,963,000) (8,060,000)    645,000   (40,378,000)

Income tax benefit                     -           -           -             -
                              -------------------------------------------------
  Net loss                   $(32,963,000)$(8,060,000) $  645,000  $(40,378,000)
                              =================================================
Net loss per common share -
 basic and diluted                                                 $      (1.29)
                                                                   ============
Weighted average shares
 outstanding                                                         31,384,000
                                                                   ============

                                                       CCC GLOBALCOM CORPORATION
                                Notes to Pro Forma Combined Financial Statements
--------------------------------------------------------------------------------

1. On November 30, 2001, CCC GlobalCom Corporation (CCC) acquired selected assets of Incomnet Communications Corporation (Incomnet) in exchange for cash, a note payable, CCC GlobalCom common stock and the assumption of liabilities for a total of approximately $5,995,000. The pro forma combined financial statements at December 31, 2000 and September 30, 2001 assume the transaction occurred January 1, 2000 for the statements of operations and September 30, 2001 for the balance sheet.

2. The unaudited financial statements include the accounts of CCC GlobalCom Corporation and subsidiaries and include all adjustments (consisting of normal recurring items) which are, in the opinion of management, necessary to present fairly the financial position as of September 30, 2001 and the results of operations and changes in financial position for the year ended December 31, 2000 and nine months ended September 30, 2001. The results of operations for the nine months ended September 30, 2001 are not necessarily indicative of the results to be expected for the entire year.

3. Loss per common share is based on the weighted average number of shares outstanding during the period.

                                                    INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Incomnet Communications Corporation


We have audited the balance sheet of Incomnet Communications Corporation (the "Company") as of December 31, 2000 (Reorganized Company balance sheet) and the related statements of operations, stockholders' (deficit), and cash flows for the period from May 23, 2000 to December 31, 2000 (Reorganized Company operations), and the period from January 1, 2000 to May 22, 2000 and year ended December 31, 1999 (Predecessor Company operations). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes 1 and 2 to the financial statements, the United States Bankruptcy Court signed an order confirming the Company's plan of reorganization which became effective after the close of business on May 22, 2000. Accordingly, the accompanying financial statements have been prepared in conformity with AICPA Statement of Position 90-7, "Financial Reporting for Entities is Reorganization Under the Bankruptcy Code," for the Reorganized Company as a new entity with assets, liabilities, and a capital structure having carrying values not comparable with prior periods as described in Note 2.

In our opinion, such Reorganized Company financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2000, and the results of its operations and its cash flows for the period from May 23, 2000 to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, such Predecessor Company financial statements present fairly, in all material respects, the Predecessor Company's results of operations and cash flows for the period from January 1, 2000 to May 22, 2000 and the year ended December 31,

1999, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the financial statements, there is substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to that matter are also described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





























Salt Lake City, Utah
January 15, 2002

                                             Incomnet Communications Corporation

                                                                   Balance Sheet

                                                             Reorganized Company
                                                               December 31, 2000
--------------------------------------------------------------------------------

         Assets

Current assets:
   Cash and cash equivalents                                 $    707,451
   Accounts receivable, net of allowance
     for doubtful accounts of $205,388.                         2,445,192
   Prepaid expenses                                               477,417
   Other current assets                                            74,347
                                                             -------------

            Total current assets                                3,704,407

Property and equipment, net                                     5,382,606
Deposits and other assets                                         742,230
                                                             -------------

            Total assets                                     $  9,829,243
                                                             =============

--------------------------------------------------------------------------
         Liabilities and Stockholders' Deficit

Current liabilities:
   Accounts payable                                          $    705,037
   Accrued expenses                                             2,542,593
   Deferred revenue                                               442,122
   Line-of-credit                                               4,899,524
   Current portion of long-term debt                            1,110,148
                                                             -------------

            Total current liabilities                           9,699,424

Long-term debt                                                  9,854,589
                                                             -------------

            Total liabilities                                  19,554,013
                                                             -------------

Stockholders' deficit:
   Common stock, par value $.001 per share, 10,000,000 shares
     Authorized, 5,000,000 shares issued and outstanding            5,000
   Additional paid-in capital                                           -
   Accumulated deficit                                         (9,729,770)
                                                             -------------

            Total stockholders' deficit                        (9,724,770)
                                                             -------------

                                                             $  9,829,243
                                                             =============

See accompanying notes to financial statements.                               14

                                             Incomnet Communications Corporation
                                                         Statement of Operations
--------------------------------------------------------------------------------
                                     Reorganized
                                       Company     Predecessor Company
                                     -------------------------------------
                                       Period       Period
                                       May 23,    January 1,
                                        2000         2000
                                         to       to May 22,  Year Ended
                                     December 31,    2000     December 31,
                                        2000                     1999
                                     -------------------------------------
Telecommunications revenue            10,503,540 $  9,259,332  29,128,539
Marketing revenue                         43,063      422,239   2,536,776
                                     -------------------------------------
         Total revenue                10,546,603    9,681,571  31,665,315
Telecommunications cost of sales       4,782,239    4,096,294  15,070,138
Marketing cost of sales                1,118,220      834,279   5,104,072
                                     -------------------------------------
         Total cost of sales           5,900,459    4,930,573  20,174,210
                                     -------------------------------------
         Gross profit                  4,646,144    4,750,998  11,491,105
Operating costs and expenses:
   Selling, general and
    administrative                     7,742,669    5,479,712  17,215,748
   Depreciation and amortization       1,358,111    1,044,453   3,078,258
   Impairment loss - property and
    equipment                                  -            -     402,371
   Impairment loss - goodwill                  -            -   3,949,886
   Write-off of receivable from parent         -            -   4,343,597
                                     -------------------------------------
         Total operating costs and
         expenses                      9,100,780    6,524,165  28,989,860
                                     -------------------------------------
         Loss from operations         (4,454,636)  (1,773,167)(17,498,755)
Other income (expense):
   Other income                          195,756       21,820   1,046,567
   Interest expense                     (814,198)    (181,268)   (248,902)
   Other expense                         (83,346)    (971,294)   (161,700)
   Loss on disposal of fixed assets            -            -    (879,118)
                                     -------------------------------------
         Total other income (expense)   (701,788)  (1,130,742)   (243,153)
                                     -------------------------------------
         Loss before income taxes
         and extraordinary item       (5,156,424)  (2,903,909)(17,741,908)
Income tax expense (benefit)                   -            -           -
                                     -------------------------------------
         Net loss from operations
         before extraordinary item    (5,156,424)  (2,903,909) (17,741,908
                                     -------------------------------------
Extraordinary gain on forgiveness
of debt, net of tax effect of $0               -    6,043,114           -
                                     -------------------------------------
         Net (loss) income            (5,156,424)$  3,139,205  (17,741,908)
                                     -------------------------------------
Earnings per share - basic and             (1.03)        0.12         (.66)
diluted
                                     -------------------------------------
Weighted average shares - basic and    5,000,000   27,110,000   27,110,000
diluted                              =====================================
See accompanying notes to financial statements.                               15

                                             Incomnet Communications Corporation
                                              Statement of Stockholders' Deficit

                                                    Year Ended December 31, 1999
                                          Period January 1, 2000 to May 22, 2000
                                        Period May 23, 2000 to December 31, 2000
--------------------------------------------------------------------------------

                          Common Stock
                          -------------------  Additional Paid-  Accumulated
                          Shares     Amount       In Capital       Deficit      Total
                          -----------------------------------------------------------------


Predecessor Company
Balance, January 1, 1999  27,110,000 $ 422,909 $ 31,550,538      $(17,164,090)  $14,809,357

Capital contribution               -         -    1,500,000                -      1,500,000

Net loss for the year ended
December 31, 1999                  -         -           -        (17,741,908)  (17,741,908)
                         ------------------------------------------------------------------

Balance, December 31,
1999                      27,110,000   422,909   33,050,538       (34,905,998)   (1,432,551)

Assumption of parent
company debt                       -         -   (6,275,000)               -     (6,275,000)

Cancellation of old common
stock and issuance of new
common stock             (22,110,000) (417,909)     417,909                -             -

Adoption of fresh-start
accounting                         -         -   (27,193,447)      27,193,447            -

Net income for the period
January 1, 2000 to
May 22, 2000                       -         -            -         3,139,205     3,139,205
                         ------------------------------------------------------------------

Balance, May 22, 2000      5,000,000     5,000            -        (4,573,346)   (4,568,346)

Reorganized Company
Net loss for the period
May 23, 2000 to
December 31, 2000                  -         -            -        (5,156,424)   (5,156,424)
                         ------------------------------------------------------------------

Balance, December 31,
2000                       5,000,000 $   5,000 $          -       $(9,729,770)  $(9,724,770)
                         ==================================================================

See accompanying notes to financial statements.                               16

                                             Incomnet Communications Corporation

                                                         Statement of Cash Flows

--------------------------------------------------------------------------------


                                     Reorganized
                                       Company      Predecessor Company
                                     -------------------------------------
                                        Period      Period
                                     May 23, 2000 January 1,
                                          To         2000     Year Ended
                                     December 31, to May 22,  December 31,
                                         2000        2000        1999
                                     -------------------------------------
                                     -------------------------------------
Cash flows from operating
activities:
Net (loss) income                    $(5,156,424) $ 3,139,205 $(17,741,908)
   Adjustments to reconcile net
(loss)
     income to net cash used in
     operating activities:
      Depreciation and amortization    1,358,112    1,044,451    3,078,258
      Loss on disposal of assets               -            -      879,118
      Gain on forgiveness of debt              -   (6,043,114)           -
      Non-cash reduction of
      pre-petition liabilities                 -     (194,188)           -
      Impairment loss - property
        and equipment                          -            -      402,371
      Impairment loss - goodwill               -            -    3,949,886
      Write-off of receivable from
parent                                         -            -    4,343,597
      Provision for losses on
      accounts receivable               (195,382)     (94,395)  (5,620,101)
      (Increase) decrease in:
         Accounts receivable             665,721    1,114,015    7,426,034
         Advances to parent                                     (2,596,405)
         Prepaid and other
           current assets               (156,716)     (33,135)     (52,017)
         Deposits and other assets      (101,838)         750          632
      Increase (decrease) in:
         Accounts payable                155,320      157,850    2,027,913
         Accrued expenses                625,106      150,049      301,375
         Payable to parent                     -            -     (265,411)
         Deferred revenue               (159,827)    (329,547)     (75,155)
                                     --------------------------------------

               Net cash used in
               operating activities   (2,965,928)  (1,088,059)  (3,941,813)
                                     --------------------------------------


See accompanying notes to financial statements.                               17

                                             Incomnet Communications Corporation
                                                         Statement of Cash Flows
                                                                       Continued

--------------------------------------------------------------------------------

                                     Reorganized
                                       Company      Predecessor Company
                                     -------------------------------------
                                        Period      Period    Year Ended
                                     May 23, 2000 January 1,
                                          To         2000
                                     December 31, to May 22,  December 31,
                                         2000        2000        1999
                                     -------------------------------------

Cash flows from investing
activities-
   purchases of property and
   equipment                           (277,349)   (284,638)   (1,418,391)
                                     -------------------------------------

Cash flows from financing
activities:
   Proceeds from long-term debt       4,077,920   1,791,730     1,640,571
   Payments on long-term debt          (388,422)   (697,916)     (894,818)
   Capital contribution                       -           -     1,500,000
                                     -------------------------------------

            Net cash provided by
            financing activities      3,689,498   1,093,814     2,245,753
                                     -------------------------------------

Increase (decrease) in cash and
  cash equivalents                      446,221    (278,883)   (3,114,451)

Cash and cash equivalents at
  beginning of period                   261,230     540,113     3,654,564
                                     -------------------------------------

Cash and cash equivalents at end of
period                               $  707,451 $   261,230 $     540,113
                                     =====================================


See accompanying notes to financial statements.                               18

                                            Incomenet Communications Corporation

                                                   Notes to Financial Statements

                                                  Period Ended December 31, 2000
                                                       Period Ended May 22, 2000
                                                    Year Ended December 31, 1999
--------------------------------------------------------------------------------

1. Organization    Organization
   and             Incomnet  Communications  Corporation (the Company or
   Summary of      ICC)  was  organized  as a  Delaware  Corporation  on
   Significant     March  11,  1997.  The  Company  was  a  wholly-owned
   Accounting      subsidiary  of  Incomnet,   Inc.  (the  Parent).   On
   Policies        September  2, 1999,  the Company and the Parent filed
                   petitions (the petitions) for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Central District of California, Santa Ana Division.
                   Under Chapter 11 certain claims against the Company in existence prior to the filing of the petitions were stayed while the Company continued business operations as debtor-in-possession.

                   On May 22, 2000 (the "Confirmed date"), the Bankruptcy Court confirmed the Company's Plan of Reorganization. Accordingly, the Company's financial statements subsequent to the Confirmed date have been prepared in accordance with Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), issued by the American Institute of Certified Public Accountants. Under SOP 90-7, the Company's financial information for the periods on or prior to May 22, 2000 is termed "Predecessor Company" and financial information subsequent to May 22, 2000 is termed "Reorganized Company" and gives effect to the application of "fresh start" accounting. See further discussion of the effect of SOP 90-7 on the Company's financial statements at Note 3 herein. See note 2.


                   The financial statements reflect the operations of the Predecessor Company for the year ended December 31, 1999 and from January 1, 2000 to the date of confirmation of the Reorganization Plan (May 22, 2000) and the Reorganized Company from May 23, 2000 to December 31, 2000.

                                             Incomnet Communications Corporation

                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

1. Organization    Organization - Continued
   and             The  Company  operates as an  inter-exchange  carrier
   Summary of      and  reseller of  discount  long  distance  telephone
   Significant     services to residential and small business  customers
   Accounting      nationwide,   although   approximately   64%  of  the
   Policies        customers are located in  California.  Other products
   Continued       include   800-number   services   and  calling   card
                   products. Service is provided by procuring long-distance telecommunications transmission services from a long distance communication carrier at wholesale rates for high volume usage and reselling those services at discount retail rates.
                   The Company is responsible for servicing and billing customers as well as the collection of monies owed by the customers for their use of telephone services and products.

                   Concentration of Risk
                   The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

                   Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses.

                   The Company's networks and provision of telecommunications services are subject to significant regulation at the federal, state, and local level. Delays in receiving regulatory approvals or the enactment of new adverse regulation or regulatory requirements may have a material adverse impact on the Company's operations.

                   The Company relies on one long distance carrier to provide transmission and termination services for its long distance traffic. The inability of this company to fulfill service delivery requirements could adversely impact the Company's operations.

                   Cash and Cash Equivalents
                   For purposes of the statement of cash flows, cash includes all cash and investments with original maturities to the Company of three months or less.

                                             Incomnet Communications Corporation

                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

1. Organization    Property and Equipment
   and             Property and  equipment  are  recorded at cost,  less
   Summary of      accumulated    depreciation.    Additions    of   new
   Significant     equipment   and  major   replacements   of   existing
   Accounting      equipment are  capitalized.  Depreciation on property
   Policies        and equipment is determined  using the  straight-line
   Continued       method  over  the  estimated   useful  lives  of  the
                   various classes of assets, which range from three to seven years. Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease. Minor expenditures for maintenance and repairs are expensed when incurred. Gains and losses on sale or disposal of property and equipment are reflected in operations.

                   Revenue Recognition
                   Revenue is recognized monthly as telecommunications services are provided. Amounts billed in advance of the service month are recorded as deferred revenue.

                   Impairment of Long-Lived Assets
                   The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through undiscounted future cash flows. If it is determined that an impairment loss has occurred based on expected cash flows,such loss is recognized in the statement of operations. During the year ended December 31, 1999, impairment losses were recorded as follows:

                       Goodwill                                       $3,949,886
                       Receivable from Parent                         $4,343,597
                       Property and equipment                         $  402,371


                   Impairment losses were recorded due to the financial condition of the Parent and a reduced estimate of future cash flows that could be recognized from the Company's operations.

                                             Incomnet Communications Corporation

                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

1. Organization    Income Taxes
   and             The  Company  accounts  for  income  taxes  using the
   Summary of      asset  and  liability  method.  Under  the  asset and
   Significant     liability    method,    deferred   tax   assets   and
   Accounting      liabilities    are    recognized   for   future   tax
   Policies        consequences  attributable to differences between the
   Continued       financial  statement  carrying  amounts  of  existing
                   assets and liabilities and their respective tax bases.
                   Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                   Earnings (Loss) Per Common Share
                   The computation of basic earnings (loss) per common share is based on the weighted average number of shares outstanding during each period. The computation of diluted earnings
                   (loss) per common share is based on the weighted average number of shares outstanding during the period, plus the common stock equivalents that would arise from the exercise of stock options and warrants outstanding, using the treasury stock method and the average market price per share during the period.

                   Advertising
                   The Company expenses the cost of advertising as incurred. The Company did not incur advertising expense during the period from January 1 through May 22, 2000 and May 23 through December 31, 2000. Advertising expense totaled approximately $53,000 for the year ended December 31, 1999.

                   Use of Estimates in the Preparation of Financial Statements The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                             Incomnet Communications Corporation

                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

2. Fresh-Start     The Bankruptcy  Court  confirmed the Company's Plan of
   Accounting      Reorganization  as of May 22, 2000. It was  determined
                   that the Company's reorganization value was $10,675,569. The reorganization value of the Company was determined considering several factors, including discounted cash flows.
                   The Company adopted fresh-start reporting because holders of existing voting shares immediately before filing and confirmation of the plan did not receive any of the common stock of the emerging entity and its reorganization value is less than its postpetition liabilities and allowed claims.
                   The confirmed plan provided for the following:

                   o Parent - The parent company was dissolved.

                   o Secured Debt - The outstanding balance of the Debtor-in-Possession financing totaling
                         $2,653,785 was rolled into a note bearing interest at prime plus 2%, due June 1, 2002. A total of $6,275,000 previously due from Incomnet, Inc., was assumed by the Company and rolled into two separate notes payable each bearing interest at 8% and due May 22, 2005.

                   o Priority Tax Claims - A total of $1,100,895 of priority tax claims were ordered to be paid.

                   o Unsecured Claims - A total of $743,126 of unsecured claims were ordered to be paid.

                   o Common Stock - The common stock, stock options and warrants to purchase common stock were canceled. A total of 5,000,000 shares of new common stock were issued to the Company's secured creditors.

                                             Incomnet Communications Corporation

                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

2. Fresh-Start     The   following   adjustments   were   recorded  upon
   Accounting      emergence from bankruptcy:
   Continued
                   o     A reduction of $417,909 to common stock and an increase
                         of the same amount to reflect the correct par value of the 5,000,000 new common shares issued.

                   o A reduction of liabilities subject to compromise totaling $6,043,115 with an offsetting amount recorded as forgiveness of debt.

                   o A reduction of the accumulated deficit with an offsetting amount to additional paid-in capital totaling $27,193,447. The remaining accumulated deficit balance of $4,573,346 was not written off or recorded as Reorganization Value in Excess of Amounts Allocable to Identifiable Assets due to uncertainty surrounding its realization.

                   The effect of the Plan of Reorganization on the Company's balance sheet as of May 22, 2000 is as follows (see table on the following page):

                                             Incomnet Communications Corporation

                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

                                        Predecessor  Adjustments to Record
                                        Company      Confirmatioh of Plan
                                        ------------ -------------------------------------  Reorganized
                                        Pre-         Debt          Exchange   Fresh         Balance
                                        Confirmation Discharge     of Stock   Start         Sheet
                                        ------------ -------------------------------------  -----------
Assets
 Current Assets:
  Cash                                  $   261,230  $          -  $       -  $          -  $   261,230
  Accounts receivable, net of allowance
   for doubtful accounts of $400,770      2,915,531             -          -             -    2,915,531
  Prepaid expenses                          365,523             -          -             -      365,523
  Other current assets                       52,855             -          -             -       52,855
                                        ------------ -------------------------------------- -----------
    Total current assets                  3,595,139             -          -             -    3,595,139
 Property and equipment                   6,463,368             -          -             -    6,463,368
 Deposits and other assets                  617,062             -          -             -      617,062
                                        ------------ -------------------------------------- -----------
    Total assets                        $10,675,569  $          -  $       -  $          -  $10,675,569
                                        ============ ====================================== ===========
Liabilities and Stockholders' Deficit
 Liabilities Not Subject to Compromise:
  Current Liabilities:
   Accounts payable                     $   549,720  $          -  $       -  $          -  $   549,720
   Accrued expenses                       1,917,486             -          -             -    1,917,486
   Deferred revenue                         601,946             -          -             -      601,946
   Line-of-credit                           293,061             -          -             -      293,061
   Current portion of long-term debt        502,103       653,813          -             -    1,155,916
                                        ------------ -------------------------------------- -----------
    Total current liabilities not
    subject to compromise                 3,864,316       653,813          -             -    4,518,129
  Long-term debt                            606,793     7,465,208          -             -    8,072,001
  Debtor-in-possession financing          2,653,785             -          -             -    2,653,785
                                        ------------ -------------------------------------- -----------
    Total liabilities not subject
    to compromise                         7,124,894     8,119,021          -             -   15,243,915

 Liabilities Subject to Compromise:
  Secured Debt                            6,275,000    (6,275,000)         -             -            -
  Unsecured debt                            743,126      (743,126)         -             -            -
  Prepetition liabilities                 6,043,114    (6,043,114)         -             -            -
  Priority tax claims                     1,100,895    (1,100,895)         -             -            -
                                        ------------ -------------------------------------- -----------
    Total liabilities subject to
    compromise                           14,162,135   (14,162,135)         -             -            -
                                        ------------ -------------------------------------- -----------
 Stockholders' Deficit:
  Common stock-old                          422,909             -   (422,909)            -            -
  Common stock-new                                -             -      5,000             -        5,000
  Additional paid-in capital             26,775,538             -    417,909   (27,193,447)           -
  Accumulated deficit                   (37,809,907)    6,043,114          -    27,193,447   (4,573,346)
                                        ------------ -------------------------------------- -----------
    Total stockholders' deficit         (10,611,460)    6,043,114          -             -   (4,568,346)
                                        ------------ -------------------------------------- -----------
                                        $10,675,569  $          -  $       -  $          -  $10,675,569
                                        ============ ====================================== ===========

                                             Incomnet Communications Corporation

                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

3. Going           Substantially   all  of  the  Company's  assets  were
   Concern         purchased   by   CCC   GlobalCom    Corporation    on
                   November 30, 2001 (see Note 16) leaving the Company with a working capital deficit, stockholders' deficit, and no operations. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.
                   The financial statements do not include any adjustments to reflect the possible future effect on recoverability of assets or amounts of liabilities that might result from the outcome of this uncertainty.

                   The Company's plans include exploring other business opportunities and or the raising of additional capital. There can be no assurance that the Company will be successful in finding a viable business opportunity.


4. Property        Property  and  equipment of the  Reorganized  Company
   and             consists of the following at December 31, 2000:
   Equipment
                    Leasehold improvements                           $7,439,639
                    Computer software                                 3,488,809
                    Computer hardware                                 3,225,560
                    Furniture and fixtures                            1,696,048
                    Office equipment                                  1,469,406
                    Vehicles                                             26,037
                                                                     ----------
                                                                     17,345,499

                    Less accumulated depreciation
                     and amortization                               (11,962,893)
                                                                     ----------
                                                                     $5,382,606
                                                                     ==========
5. Accrued         Accrued expenses of the Reorganized  Company consists
   Expenses        of the following at December 31, 2000:

                    Accrued interest                                 $  612,689
                    Accrued taxes                                       507,291
                    Compensation related acruals                        470,679
                    Accrued commissions                                 103,243
                    Accrued other                                       848,691
                                                                     ----------
                                                                     $2,542,593
                                                                     ==========

                                            Incomnet Communications Corporation

                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

6. Line of         The  Reorganized  Company has a line of credit with a
   Credit          shareholder.  The line bears  interest  at prime plus
                   1% (minimum of 7%) and a default rate of interest of prime plus 4%. Interest payments are due monthly with the principal due on December 31, 2001. At December 31, 2000, the line of credit was in default and the balance due was $4,899,524.


 7. Long-Term      Long-term debt of the Reorganized Company consists
    Debt           of the following at December 31, 2000:


                   Note payable to a shareholder bearing interest at
                   prime plus 2% requiring monthly interest payments
                   beginning June 1, 2001 and principal due
                   June 1, 2002.                                     $ 2,653,785

                   Note payable to a shareholder with an interest rate
                   of 8%, maturing May 22 , 2005 with a junior security
                   interest in the assets of the Company.  Principal
                   and interest payments will be made at maturity.     5,650,000

                   Note payable to a shareholder with an interest rate
                   of 8%, maturing May 22, 2005.  Principal and interest
                   payments will be made at maturity.                    625,000

                   Note payable for prior ity tax claims to various
                   government entities with an interest rate of 8%.
                   Payments are to be mad e based on a schedule
                   confirmed in the bankruptcy reorganization plan
                   through December 21, 2005.                            909,200

                                            Incomnet Communications Corporation

                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

7. Long-Term       Notes payable to unsecured creditors bearing
   Debt            interest of 5% payable upon approval by the
   Continued       creditors committee.                                 360,210

                   Capital lease obligations (Note 8)                   766,542
                                                                     -----------
                                                                     10,964,737

                   Less current portion                              (1,110,148)
                                                                     $9,854,589
                                                                     -----------
              Future maturities of long-term debt are as follows:

                   Years Ended December 31,

                         2001                                        $1,110,148
                         2002                                         3,078,081
                         2003                                           181,840
                         2004                                           167,169
                         2005                                         6,427,499
                                                                     -----------
                                                                    $10,964,737
                                                                     ===========

8. Capital         The Company  leases  certain  equipment  from leasing
   Leases          institutions   under  long-term   lease   agreements.
                   Assets under capital leases at December 31, 2000 totaled approximately $2,583,000. Accumulated amortization on these assets at December 31, 2000 totaled approximately $1,859,000.

                                             Incomnet Communications Corporation

                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

8. Capital        Minimum lease payments of the Reorganized  Company are as
   Leases         follows:
   Continued
                     Years Ending December 31:

                     2001                                             $ 597,182
                     2002                                               240,299
                                                                      ----------
                                                                        837,481

                     Less amount representing interest                  (70,939)
                                                                      ----------
                                                                      $ 766,542
                                                                      ==========

9. Income         The benefit for income taxes is different than amounts
   Taxes          which would be provided by applying the statutory federal
                  income tax rate for the following reasons:

                                      Reorganized
                                      Company         Predecessor Company
                                      ------------------------------------------
                                      Period          Period
                                      May 23,         January 1,
                                      2000 to         2000 to     Year Ended
                                      December        May 22,     December 31,
                                      31,2000         2000        1999
                                      ------------------------------------------
                   Federal income tax
                    benefit at
                    statutory rate    $  996,000      $  987,000  $6,032,000
                   State income tax
                    benefit at
                    statutory rate       146,000         145,000     887,000
                   Other                 658,000      (2,232,000)   (819,000)
                   Change in valuation
                    allowance         (1,800,000)      1,100,000  (6,100,000)
                                      ------------------------------------------
                                      $        -      $        -  $        -

                                             Incomnet Communications Corporation

                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

9. Income          Deferred tax assets (liabilities) are comprised of the
   Taxes           following:
   Continued
                                      Reorganized
                                      Company         Predecessor Company
                                      ------------------------------------------
                                      Period          Period
                                      May 23,         January 1,
                                      2000 to         2000 to      Year Ended
                                      December        May 22,      December 31,
                                      31,2000         2000         1999
                                      ------------------------------------------
                     Net operating loss
                      carryforward    $ 12,600,000    $ 10,800,000 $ 11,900,000
                     Valuation
                      allowance        (12,600,000)    (10,800,000) (11,900,000)
                                      ------------------------------------------
                                      $          -    $          - $          -
                                      ==========================================


                   A valuation allowance has been established for the net deferred tax asset due to the uncertainty of the Company's ability to realize such asset.

                   The Company has net operating loss carryforwards of approximately $37,000,000 at December 31, 2000 which are available to offset future taxable income and expire through 2019. The utilization of the net operating loss carryforwards is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount of these carryforwards that can be utilized as a result of changes in the Company's ownership.


10.Supple-         Supplemental  disclosure  of non-cash  investing  and
   mental          financing activities:
   Cash Flow
   Information     Predecessor Company
                   During the period from January 1, 2000 through May 22, 2000:

                   o The Company reclassified capital lease obligations totaling $30,965 to accrued expenses since the lease was terminated, but payments were still due.

                   o The Company adopted fresh-start accounting and recorded a reduction to the accumulated deficit and additional paid-in capital of $27,193,447.

                                             Incomnet Communications Corporation

                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

10.Supple-         o     The   Company    cancelled   all   issued   and
   mental                outstanding  common stock  options and warrants
   Cash Flow             and  issued new  common  stock.  The effect was
   Information           to  reduce   common   stock  and  to   increase
   Continued             additional paid-in-capital by $417,909.

                   o As part of the Plan of Reorganization, the Company was required to assume $6,275,000 in debt from the Parent. In addition, a total of $6,043,114 in obligations were forgiven and $1,844,021 in obligations were transferred from liabilities subject to compromise to long-term debt.

                   During the year ended December 31, 1999:

                   o The Company acquired property and equipment financed by capital leases totaling $877,473.

                   o The Company reduced property and equipment to fair market value. The impairment loss totaled $402,371.

                   o The Company reclassified accounts payable and accrued expenses totaling $8,081,323 as liabilities subject to compromise.

                Supplemental disclosure of cash flow information:

                                      Reorganized
                                      Company         Predecessor Company
                                      ------------------------------------------
                                      Period          Period
                                      May 23,         January 1,
                                      2000 to         2000 to      Year Ended
                                      December        May 22,      December 31,
                                      31,2000         2000         1999
                                      ------------------------------------------
                  Cash paid for:
                   Interest           $  94,053       $  69,535    $  169,910
                                      ==========================================
                   Income taxes       $       -       $       -    $        -
                                      ==========================================

                                             Incomnet Communications Corporation

                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

11.Operating       The  Company  has  noncancellable  operating  leases,
   Leases          primarily  for network  equipment,  office  equipment
                   and office space. These leases generally require the Company to pay all executory costs such as maintenance and insurance. Rental expense for these operating leases for the period from January 1 through May 22, 2000 and May 23 through December 31, 2000 and for the year ended December 31, 1999 totaled approximately, $639,000, $799,000 and $1,917,000, respectively.

                   Future minimum lease payments under noncancellable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2000 are approximately:

                   Years Ending December 31,

                         2001                                        $1,058,000
                         2002                                         1,047,000
                         2003                                         1,015,000
                         2004                                           846,000
                         2005                                           678,000
                                                                     -----------
                                                                     $4,644,000
                                                                     ===========

12.Retirement      The   Company  has  a  401(k)  plan  (Plan)  for  all
   Plan            eligible   employees.   Employees  can  contribute  a
                   percent of their annual compensation subject to regulatory limitations. The Company's contributions are subject to management discretion and management may elect not to contribute in any given year.
                   During the year ended December 31, 1999, the Company contributed $30,385 to the Plan. During the period from January 1 through May 22, 2000, the Company contributed $14,563. During the period from May 23 through December 31, 2000 the Company contributed
                   $24,793.


13.Commitments     Employment Agreements
   and             The Company has  employment  agreements  with certain
   Contingencies   officers and key employees.  The  agreements  provide
                   for annual compensation based on the Company achieving certain gross revenue targets.

                                             Incomnet Communications Corporation

                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

13.Commitments     Litigation
   and             The    Company   may   become   or   is   subject   to
   Contingencies   investigations,  claims  or  lawsuits  ensuing  out of
   Continued       conduct of its  business,  including  those related to
                   commercial   transactions  and  billing  issues.   The
                   Company is currently not aware of any such items, which it believes could have a material adverse effect on its financial position.


14.Fair            The Company's financial  instruments consist of cash,
   Value of        receivables,   payables,   and  notes  payable.   The
   Financial       carrying  amount of cash,  receivables,  and payables
   Instruments     approximates  fair value  because  of the  short-term
                   nature of these items. The carrying amount of notes payable approximates fair value as the individual borrowings bear interest at market interest rates.


15.Recent          In July 2001, SFAS No. 141,  "Business  Combinations"
   Accounting      and SFAS  No. 142,  "Goodwill  and  Other  Intangible
   Pronounce-      Assets" were  issued.  SFAS 142  addresses  financial
   ments           accounting  and reporting  for acquired  goodwill and
                   other intangible assets. It requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. SFAS 142 is required to be applied for fiscal years beginning after December 15, 2001. The Company will assess how the adoption of SFAS 141 will effect the recording of any future acquisitions. Additionally, according to the requirements of SFAS 142, the Company will begin to regularly assess its goodwill for impairment.

                   The FASB recently issued FASB Statement No. 143 Accounting for Asset Retirement Obligations. This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of leases. This Statement amends SFAS 19. The effective date for this Statement is June 15, 2002. The Company has tangible long-lived assets and will assess how the adoption of SFAS 143 will impact its financial position and future operations.


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15.Recent          The FASB  recently  issued  FASB  Statement  No. 144,
   Accounting      Accounting   for  the   Impairment   or  Disposal  of
   Pronounce-      Long-Lived   Assets.   The  new   guidance   resolves
   ments           significant  implementation  issues  related  to FASB
   Continued       Statement No. 121,  Accounting  for the Impairment of
                   Long-Lived Assets and for Long-Lived Assets to be Disposed of. Statement 144 is effective for fiscal years beginning after December 15, 2001. Management has not determined the potential impact on financial position or results of operations.


16.Subsequent      On  November 30,   2001,  substantially  all  of  the
   Event           assets  of the  Company  were  sold to CCC  GlobalCom
                   Corporation (CCC) for cash, 125,000 shares of CCC common stock, plus assumption of certain liabilities for a total of $5,995,000.



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